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                                    BY-LAWS

                                       OF

                        JOHN ALDEN FINANCIAL CORPORATION


                             A DELAWARE CORPORATION





                       DATE OF ADOPTION:  MARCH 20, 1987

                     DATES OF AMENDMENT:  OCTOBER 30, 1987

                                          MAY 17, 1995

                                          SEPTEMBER 12, 1996

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                                DELAWARE BY-LAWS

                                       OF

                        JOHN ALDEN FINANCIAL CORPORATION


                                   ARTICLE I

                                    OFFICES


         Section 1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.





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         Section. 2.  Quorum; Adjournment of Meetings.  Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote there-at, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 3. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors may from time to time determine.

         Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

         Section 5. Notice of Meeting. Written notice of the place, date and hour of all meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat no less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.





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         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VII, Section 3 of these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Section 6. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.





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         No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

         Section 8.  Notice of Stockholder Business and Nominations.

         (A)     Annual Meetings of Stockholders.

                 (1) Nominations of persons for election to the Board of
                     Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders

                     (a)    pursuant to the Corporation's notice of
                            meeting,

                     (b)    by or at the direction of the Board of
                            Directors or

                     (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

                 (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing of the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive officers of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by





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                     the stockholder to be timely must be so delivered not
                     earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:

                     (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

                     (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                     (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

                           (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and





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                     (ii)  the class and number of shares of the
                           Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                 (3) Notwithstanding anything in the second sentence of
                     paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B)     Special Meetings of Stockholders.

                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting

                 (a) by or at the direction of the board of Directors or

                 (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this





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                     By-law.  In the event the Corporation calls a special
                     meeting of stockholders for the purpose of electing one or more directors to the board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C)     General.

                 (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.





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                 (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                 (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights

                     (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or

                     (ii) of the holders of any series of Preferred Stock to
                          elect directors under specified circumstances.

         Section 9. Procedures for Election of Directors; Inspectors of Elections; Opening and Closing the Polls. Election of directors at all meeting of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

         The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with





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strict impartiality and according to the best of his or her ability.  The inspector shall have the duties prescribed by law.

         The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         Section 10. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he not present, by the President, or if neither the Chairman of the board (if any), nor President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

         (a)  Calling of meeting to order.
         (b) Election of a chairman and the appointment of a secretary if necessary.
         (c)  Presentation of proof of the due calling of the meeting.
         (d) Presentation and examination of proxies and determination of a quorum.
         (e)  Reading and settlement of the minutes of the previous meeting.
         (f)  Reports of officers and committees.
         (g) The election of directors if any annual meeting, or a meeting called for that purpose.
         (h)  Unfinished business.
         (i)  New business.
         (j)  Adjournment.

         Section 11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.





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         Section 12.  Action Without Meeting.  Unless otherwise provided in the
Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

         Section 13. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of





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business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 14. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Article II, Section 13 of these By-laws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with
Article II, Section 13 of these By-laws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         Section 15. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Article II, Section 13 of these By-laws, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in
Article II, Section 13 of these By-laws.

         Section 16. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.





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
                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

         The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Incorporation. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

         Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

         Section 2. Quorum. Unless otherwise provided in the Certificate of Incorporation, the presence in person of a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the board (if any), or in his absence by the President, or by resolution of the Board of Directors.





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
         Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times (at least quarterly) and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal written, telegraphic cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

         Section 7. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, voting together as a single class.

         Section 8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificates of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation or removal.





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
         If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

         Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving other compensation therefor. Members of special or standing committee may be allowed further compensation for attending committee meetings.

         Section 10. Actions Without a Meeting Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

         Unless otherwise restricted by the Certificate of Incorporation, subject to the requirements for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such Meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 11. (Intentionally Deleted).

         Section 12. (Intentionally Deleted).





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
                                   ARTICLE IV
                                   COMMITTEES

         Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including without limitation, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors shall at all times maintain an Audit Committee, a Compensation Committee and an Investment Policy Committee, each such committee to consist of one or more directors as the Board of Directors shall designate by resolution passed by a majority of the whole board.

         Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such





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
committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.


                                   ARTICLE V
                                    OFFICERS

         Section 1.       Number, Titles and Term of Office.   The officers of
the Corporation shall be a President, one or more Vice-Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 2. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall





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
specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 5. Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 6. Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties ad designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there is no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in





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
accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of an be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 9. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         Section 10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the corporation thereto; he may





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
sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

         Section 12.      Assistant Secretaries.     Each Assistant Secretary
shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

         Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         Section 14.      Other Officers.   Such other officers as the Board of
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other office of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.





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
                                   ARTICLE VI
                                 CAPITAL STOCK

         Section 1.       Certificates of Stock.   The certificates for shares
of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate or Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

         Section 2.       Transfer of Shares.      The shares of stock of the
Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representative upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.





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
         Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

         Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost; stolen or destroyed.


                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.





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
         Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

         Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

         Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         Section 6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent





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
certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

         These By-laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.





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